UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2025
Lionsgate Studios Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

001-42635	N/A
(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	LION	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2024, certain subsidiaries (the “Borrower Subsidiaries”) of Lionsgate Studios Corp. (the “Company”) entered into a senior secured amortizing term credit facility (the “LG IP Credit Facility”) secured by a security interest in collateral that included intellectual property rights primarily associated with certain library titles (the “Collateral”), pursuant to that certain Credit, Security and Pledge Agreement (the “Agreement”) by and among the Borrower Subsidiaries, the direct parent of such Borrower Subsidiaries, certain lenders party thereto, Fifth Third Bank, a National Association, as administrative agent and joint lead arranger, East West Bank, as reserve deposit agent, Zions Bankcorporation, N.A. (d/b/a California Bank & Trust) and First-Citizens Bank & Trust Company as co-documentation agents, and Western Alliance Bank as joint lead arranger. At September 30, 2024, the maximum principal amount of the LG IP Credit Facility was $455.0 million, subject to the amount of Collateral available, which is based on the valuation of unsold rights from library titles. The LG IP Credit Facility is subject to quarterly required principal payments of 2.5% of the applicable aggregate outstanding principal amount, beginning February 14, 2025, with the balance payable at maturity. Advances under the LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. The LG IP Credit Facility matures on September 30, 2029.

On November 5, 2024, the Agreement was amended and restated (the “Amended Agreement”) to include an additional Borrower Subsidiary and to increase the maximum principal amount of the LG IP Credit Facility to $720.0 million.

On December 9, 2024, the parties to the Amended Agreement entered into Amendment No. 1 (“Amendment 1”) which increased the maximum principal amount of the LG IP Credit Facility to $850.0 million.

On March 31, 2025, the parties to the Amended Agreement entered into Amendment 2 (“Amendment 2”) which increased the maximum principal amount of the LG IP Credit Facility to $1.0 billion.

On June 27, 2025, the parties to the Amended Agreement entered into Amendment No. 3 (“Amendment 3”) which provided for a waiver of delivery of certain financial data.

On September 26, 2025, the parties to the Amended Agreement entered into Amendment No. 4 (“Amendment 4”) which increased the maximum principal amount of the LG IP Credit Facility to $1.25 billion.

The foregoing descriptions of the Agreement, Amended Agreement, Amendment 1 and Amendment No. 2 are not intended to be complete and are qualified in their entirety by reference to the documents, copies of which were attached as Exhibit 10.22, Exhibit 10.23, Exhibit 10.24 and Exhibit 10.25, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025, and are incorporated by reference herein.

The foregoing descriptions of Amendment 3 and Amendment 4 are not intended to be complete and are qualified in their entirety by reference to the documents, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
10.1†
Amendment No. 3 to the Amended and Restated Credit, Security and Pledge Agreement dated as of June 27, 2025 with the borrowers, lenders and parents referred to therein, Fifth Third Bank, a National Association, as administrative agent and joint lead arranger, East West Bank, as reserve deposit agent, City National Bank, Axos Bank, Flagstar Bank, N.A., Zions Bankcorporation, N.A. (d/b/a California Bank & Trust) and First-Citizens Bank & Trust Company as co-documentation agents, Western Alliance Bank, Truist Bank, TCBI Securities, Inc., and Wells Fargo Bank, N.A., as joint lead arrangers, and Bank of Hope, Sunflower Bank and Preferred Bank, as co-managers.

10.2†
Amendment No. 4 to the Amended and Restated Credit, Security and Pledge Agreement dated as of September 26, 2025 with the borrowers, lenders and parents referred to therein, Fifth Third Bank, a National Association, as administrative agent and co-lead arranger, East West Bank, as reserve deposit agent, Fifth Third Bank, N.A., Western Alliance Bank, Wells Fargo Bank, N.A., Flagstar Bank, N.A., Texas Capital Bank and Truist Securities, Inc., as joint lead arrangers, City National Bank, Zions Bankcorporation, N.A. (d/b/a California Bank & Trust), Huntington Bank, First Horizon Bank, Axos Bank, Bank of Hope and First-Citizens Bank & Trust Company as co-documentation agents, and Sunflower Bank, N.A., Bank of America, N.A., Regions Bank and Preferred Bank, as co-managers.

	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 1, 2025	LIONSGATE STUDIOS CORP.

By: /s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer